Exhibit 4.3

Private & Confidential Graeme Pitkethly

16 May 2018

Dear Graeme,

Your reward package in respect of 2018

Further to our previous discussions, this letter outlines your reward package for 2018 authorised by the Compensation Committee (the “Committee”), and approved by shareholders at the AGMs in May. Any defined terms used have the meaning set out in your service agreement with Unilever PLC and Unilever NV (collectively referred to here as “Unilever”) (your “Agreement”) if not otherwise defined here.

As you know, this is part of our move to fully align Executive Directors with the new Reward Framework introduced last year. For further details, please refer to the recently-issued 2017 Directors’ Remuneration Report (“DRR”) and contact me with any questions.

REWARD PACKAGE FOR 2018
Fixed pay:

€1,102,874 p.a.

With effect from 1 May 2018, your current base salary and fixed allowance will be combined and replaced with a single element of fixed pay, denominated in Euros (and payable in equal monthly instalments on the same basis as your current base salary).

Discretionary annual bonus:

2017: Discretionary annual bonus outcome: £984,375

This is your gross annual bonus award in respect of 2017. It represents 150% of your current salary, and the cash portion payable to you (less MCIP election etc) was paid in March payroll. For further details regarding your bonus outcome, please refer to p.66 of the DRR.

2018: Discretionary annual bonus target: 120% of fixed pay

Your discretionary annual bonus target for 2018 will increase as set out above, with the maximum discretionary annual bonus now 180% of fixed pay. Performance measures are as set out on p.63 of the DRR (details of the performance targets approved by the Committee will be communicated to you separately).

GSIP:

2018: Conditional GSIP award of shares worth £984,375

This conditional award was made on 16 February 2018, and will vest between 0-200% three years from the award date in line with the rules of the Unilever Share Plan 2017 (the “Plan”) and performance against the measures/targets set out on p.63 of the DRR.

An additional two-year holding period will apply after the three-year vesting period (although shares may be sold to satisfy tax and other relevant liabilities as a result of the award vesting).

As you know, this is your final GSIP award; no further GSIP awards will be made, as the new MCIP is now our only performance-related share plan for Executive Directors.

MCIP:

2018: You have chosen to invest £659,531 in the MCIP

You have opted to invest 67% (£659,531) of your 2017 discretionary annual bonus award in Unilever shares (“investment shares”) under the Plan. Each of these investment shares will become eligible for 1.5 match shares which will vest between 0-150% four years from the award date in line with the rules of the Plan and performance against the measures/targets set out on p.64 of the DRR.

An additional one-year holding period will apply after the four-year vesting period.

Benefits:

Unilever will continue to provide the following benefits on the same basis as currently:

•  medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan;

•  life insurance cover at three times your fixed pay; and

•  actual and reasonable costs of tax return preparation via Unilever’s designated tax advisor.

Please note that, whilst the performance measures and target ranges mentioned above have been approved by the Committee, in-flight performance measures and target ranges may be adjusted if and to the extent deemed appropriate by the Committee (in which case we will notify you separately in writing).

In addition, all payments/awards set out above are gross, and subject to: any necessary deductions for tax/social security; the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time); and shareholder approval of our new Remuneration Policy at the AGMs in May.

Malus and clawback. All performance-related remuneration awarded to you, including but not limited to any annual bonus and GSIP/ MCIP awards granted under the Plan, is subject to malus and clawback as follows:

Malus: If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies;

•	breach of restrictive covenants by which the individual has agreed to be bound; and/or

•

reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever, it may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapse, will not vest or will only vest in part.

Clawback: If the Committee considers that there is a significant downward restatement of our financial results it may, in its discretion, within two years of your performance-related remuneration vesting or being paid:

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Committee); and/or

•

require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•

require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment such an amount as the Committee considers appropriate. Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (as directed by Unilever) within 30 days of the notification.

To avoid doubt, in exercising its powers under these malus and clawback provisions, the Committee may, in its discretion, apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement. As you know, in your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Requirement Standard. I’m pleased to confirm that, for present purposes, you currently satisfy this requirement. Just as a reminder, you will need to increase your personal shareholding in Unilever by 1 October 2023 to at least four times your fixed pay at the time, and continue holding shares after your employment ends (100% of the minimum shareholding requirement for 12 months, and 50% for 24 months, after termination).

Next steps. I trust this is all in order and sets out your entire reward package for 2018, but if you have any questions about the above (or the new Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via peter.newhouse@unilever.com / +44 7585 984 745.

Please then reply “AGREED” to my covering email to confirm that you agree to the terms and conditions of this letter, including the operation of clawback and malus, and that you consent to any repayment, withholding or deduction made in accordance with it (otherwise such acceptance will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis).

With kind regards,

/s/ Peter Newhouse
Peter Newhouse
EVP Global Head of Reward

/s/ Graeme Pitkethly
Graeme Pitkethly

Private & Confidential Paul Polman

25 May 2018

Dear Paul,

Your reward package in respect of 2018

Further to our recent discussions, this letter outlines your reward package for 2018, in line with the arrangements authorised by the Compensation Committee (the “Committee”), and approved by shareholders at the AGMs in May. Any defined terms used have the meaning set out in your service agreement with Unilever PLC and Unilever NV (collectively referred to here as “Unilever”) (your “Agreement”) if not otherwise defined here.

As you know, this is part of our move to fully align Executive Directors with the new Reward Framework introduced last year. For further details, please refer to the recently-issued 2017 Directors’ Remuneration Report (“DRR”) and contact me with any questions.

REWARD PACKAGE FOR 2018

Fixed pay:

€1,689,307 p.a.

With effect from 1 May 2018, your base salary, fixed allowance and supplemental pension allowance were combined and replaced with a single element of fixed pay, denominated in Euros (and payable in equal monthly instalments on the same basis as your base salary). Your annual fixed pay figure is set out above.

Discretionary annual bonus:

2017: Discretionary annual bonus outcome: £2,020,000

This is your gross annual bonus award in respect of 2017. It represents 200% of your current salary, and the cash portion payable to you (less MCIP election etc) was paid in March payroll. For further details regarding your bonus outcome, please refer to p.66 of the DRR.

2018: Discretionary annual bonus target: 150% of fixed pay

Your discretionary annual bonus target for 2018 has increased and is calculated with reference to the fixed pay figure set out above, with the maximum discretionary annual bonus now 225% of fixed pay. Performance measures are as set out on p.63 of the DRR (details of the performance targets approved by the Committee have been communicated to you separately).

GSIP:

2018: Conditional GSIP award of shares worth £2,020,000

This conditional award was made on 16 February 2018, and will vest between 0-200% three years from the award date in line with the rules of the Unilever Share Plan 2017 (the “Plan”) and performance against the measures/targets set out on p.63 of the DRR.

An additional two-year holding period will apply after the three-year vesting period (although shares may be sold to satisfy tax and other relevant liabilities as a result of the award vesting).

As you know, this was your final GSIP award; no further GSIP awards will be made, as the new MCIP is now our only performance-related share plan for Executive Directors.

MCIP:

2018: You have chosen to invest £1,353,400 in the MCIP

You have opted to invest 67% (£1,353,400) of your 2017 discretionary annual bonus award in Unilever shares (“investment shares”) under the Plan. Each of these investment shares will become eligible for 1.5 match shares which will vest between 0-150% four years from the award date in line with the rules of the Plan and performance against the measures/targets set out on p.64 of the DRR.

An additional one-year holding period will apply after the four-year vesting period.

Benefits:

Unilever will continue to provide the following benefits on the same basis as currently:

•   payment of social security obligations in your Country of Residence (Switzerland)

•   medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan;

•   life insurance cover at three times your fixed pay; and

•   actual and reasonable costs of tax return preparation via Unilever’s designated tax advisor.

Please note that, whilst the performance measures and target ranges mentioned above have been approved by the Committee, in-flight performance measures and target ranges may be adjusted if and to the extent deemed appropriate by the Committee (in which case we will notify you separately in writing).

In addition, all payments/awards set out above are gross, and subject to: any necessary deductions for tax/social security (or as otherwise agreed between us or required by law); the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time); and shareholder approval of our new Remuneration Policy at the AGMs in May.

Malus and clawback. All performance-related remuneration awarded to you, including but not limited to any annual bonus and GSIP/ MCIP awards granted under the Plan, is subject to malus and clawback as follows:

Malus: If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies;

•	breach of restrictive covenants by which the individual has agreed to be bound; and/or

•

reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever, it may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapse, will not vest or will only vest in part.

Clawback: If the Committee considers that there is a significant downward restatement of our financial results it may, in its discretion, within two years of your performance-related remuneration vesting or being paid:

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Committee); and/or

•

require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•

require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment such an amount as the Committee considers appropriate. Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (as directed by Unilever) within 30 days of the notification.

To avoid doubt, in exercising its powers under these malus and clawback provisions, the Committee may, in its discretion, apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement. As you know, in your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Requirement Standard. I’m pleased to confirm that, for present purposes, you currently satisfy this requirement. Just as a reminder, you will need to maintain, or if applicable increase, your personal shareholding in Unilever to at least five times your fixed pay from time to time, and continue holding shares after your employment ends (100% of the minimum shareholding requirement for 12 months, and 50% for 24 months, after termination).

Next steps. I trust this is all in order and sets out your entire reward package for 2018, but if you have any questions about the above (or the new Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via peter.newhouse@unilever.com / +44 7585 984 745.

Please then sign and return this letter to me to confirm that you agree to these terms and conditions, including the operation of clawback and malus, and that you consent to any repayment, withholding or deduction made in accordance with it (otherwise such acceptance will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis).

With kind regards,

/s/ Peter Newhouse
Peter Newhouse
EVP Global Head of Reward

I hereby acknowledge and agree to these terms and conditions on the basis set out above.

/s/ Paul Polman 7 November 2018
Paul Polman